Exhibit 99.1

Contact Information:

Elif McDonald

elif.mcdonald@valeant.com

514-856-3855

877-281-6642 (toll free)

Media:

Renée Soto

or

Chris Kittredge/Jared Levy

Sard Verbinnen & Co.

212-687-8080

VALEANT ANNOUNCES PRICING AND UPSIZE OF PRIVATE OFFERING OF SENIOR SECURED NOTES

LAVAL, QUEBEC, March 10, 2017 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) (“Valeant” or the “Company”) announced today that it has priced its previously announced offering of $1.25 billion aggregate principal amount of 6.50% senior secured notes due 2022 (the “2022 Notes”) and $2 billion aggregate principal amount of 7.00% senior secured notes due 2024 (the “2024 Notes” and, together with the 2022 Notes, the “Notes”). The aggregate size of the offering reflects an increase of $750 million from the previously announced offering size. The offering is expected to close on or about March 21, 2017. The offering of Notes is being conducted in connection with the Company’s previously announced refinancing and amendment of its existing credit agreement (the “Refinancing”). The net proceeds of the offering together with the proceeds from a new term loan in connection with the Refinancing are expected to be used to repay certain loans outstanding under the Company’s credit facilities and to repurchase $1.1 billion principal amount of the Company’s outstanding 6.75% Senior Notes due 2018 (the “2018 Notes”), including through the previously announced tender offer for the Company’s 2018 Notes (the “Tender Offer”). The Company anticipates that it will pay down $350 million of revolving credit facility borrowings under the Company’s credit facilities with proceeds of this offering and cash on hand.

The Notes will initially be guaranteed by each of the Company’s subsidiaries that is a guarantor of the Company’s senior secured credit facilities and the Company’s existing senior unsecured notes and will be secured on a first priority basis by liens on the assets that secure the Company’s senior secured credit facilities. Consummation of the offering of the Notes, the Refinancing and the Tender Offer are subject to various closing conditions, and there can be no assurance that the Company will be able to successfully complete these refinancing transactions on the terms described above, or at all.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The Notes will be offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the securities in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.

This press release is being issued pursuant to Rule 135C under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, gastrointestinal disorders, eye health, neurology and branded generics.

Caution Regarding Forward-Looking Information and “Safe Harbor” Statement

This press release may contain forward-looking statements, including, but not limited to, our financing plans, including the offering of Notes and the details thereof, the Refinancing and the details thereof, including the proposed use of proceeds therefrom, and the Tender Offer and the details thereof, and other expected effects of the offering of Notes, the Refinancing and the Tender Offer. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in our most recent annual and quarterly reports and detailed from time to time in our other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. We undertake no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes, except as required by law.